UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2016

MaxLinear, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5966 La Place Court, Suite 100, Carlsbad, California 92008
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (760) 692-0711
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Approval of Amended and Restated 2010 Equity Incentive Plan
At our annual meeting of stockholders held on August 10, 2016, or the Annual Meeting, our stockholders approved our Amended and Restated 2010 Equity Incentive Plan, or Amended 2010 Plan. Our board of directors adopted the Amended 2010 Plan at a meeting held on June 1, 2016, and the Amended 2010 Plan, as amended and restated, became effective following stockholder approval at the Annual Meeting as disclosed in Item 5.07 below.
Upon stockholder approval at the Annual Meeting, the Amended 2010 Plan was amended and restated to extend its term through 2026, and the material terms of the Amended 2010 Plan were approved for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended. The following is a summary of some of the material changes to the Amended 2010 Plan:

•	The Amended 2010 Plan includes limitations to the number of shares that may be granted to our non-employee directors on an annual basis.

•	The Amended 2010 Plan permits the company to grant dividend equivalents to our employees, consultants, and directors.

•	Upon a change of control of the company, awards held by our non-employee directors will fully vest.

•	The Amended 2010 Plan has a ten-year term commencing on the date of the Annual Meeting.
The Amended 2010 Plan continues to include limitations on the number of shares that may be granted through individual awards on an annual basis and continues to include specific performance criteria so that certain awards may be granted subject to or conditioned upon the satisfaction of performance objectives.
A more complete description of the terms of the Amended 2010 Plan and the material amendments and modifications thereto can be found in “Proposal Number 2 — Approval of the Amended and Restated 2010 Equity Incentive Plan” (pages 25 through 33) in our definitive proxy statement dated July 7, 2016 as filed with the Securities and Exchange Commission, or the SEC, on June 30, 2016, as amended by an amendment filed with the SEC on August 2, 2016, or the 2016 Proxy, which description is incorporated by reference herein. The foregoing description and the description incorporated by reference from our 2016 Proxy are qualified in their entirety by reference to the Amended 2010 Plan, a copy of which is filed as Exhibit 10.6 to this Current Report on Form 8-K.
Subsequent Amendment to Withholding Provisions
On August 10, 2016, following the Annual Meeting, our board of directors approved an amendment to Section 17 of the Amended 2010 Plan relating to tax withholding to permit recipients of awards under the Amended 2010 Plan to satisfy tax withholding obligations by electing to have the company withhold otherwise deliverable cash or shares (as defined in the Amended 2010 Plan) having a Fair Market Value (as defined in the Amended 2010 Plan) equal to the minimum statutory amount required to be withheld or an amount up to the maximum statutory rate in a particular jurisdiction if it would not result in adverse financial accounting treatment as determined by the company (and in particular in connection with the effectiveness of the amendments to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation, as amended by FASB Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting). In addition, our board of directors approved a corresponding amendment to Section 3(c) of the Amended 2010 Plan (stock subject to the Amended 2010 Plan and share limits) to provide that only those shares having a Fair Market Value equal to the minimum statutory amount required to be withheld to satisfy the tax withholding obligations relating to an award will become available for future grant or sale under the Amended 2010 Plan. As a result of the amendment of Section 3(c), the number of shares available for future grant or sale under the Amended 2010 Plan remains consistent with the provisions of the 2010 Equity Incentive Plan previously in effect, and any shares surrendered to satisfy the tax withholding obligations relating to an award in excess of the minimum statutory amount required to be withheld will not be available for future grant or sale under the Amended 2010 Plan. These additional amendments to the Amended 2010 Plan are reflected in the Amended 2010 Plan filed as Exhibit 10.6 hereto, and the foregoing description is qualified in its entirety by reference to the Amended 2010 Plan.

Approval of Amendment to the 2010 Employee Stock Purchase Plan
At the Annual Meeting, our stockholders approved an amendment to our 2010 Employee Stock Purchase Plan, or Amended Purchase Plan. Our board of directors adopted the Amended Purchase Plan at a meeting held on June 1, 2016, and the Amended Purchase Plan, as amended, became effective following stockholder approval at the Annual Meeting as disclosed in Item 5.07 below. The only material change to the Amended Purchase Plan is a new ten-year term commencing on the date of the Annual Meeting.
A more complete description of the terms of the Amended Purchase Plan can be found in “Proposal Number 3 — Approval of an Amendment to the 2010 Employee Stock Purchase Plan” (pages 34 through 38) in our 2016 Proxy. The foregoing description and the description incorporated by reference from our 2016 Proxy are qualified in their entirety by reference to the Amended Purchase Plan, a copy of which is filed as Exhibit 10.8 to this Current Report on Form 8-K.
Item 5.07 Submission of Matters to a Vote of Security Holders.
We held our Annual Meeting on August 10, 2016. Of the 57,326,265 shares of our Class A common stock and 6,666,777 shares of our Class B common stock outstanding as of June 20, 2016, 49,180,721 shares of Class A common stock and 6,598,237 shares of Class B common stock were represented, either in person or by proxy, constituting, of the shares entitled to vote, approximately 86% of the outstanding shares of Class A common stock, approximately 99% of the outstanding shares of Class B common stock, and collectively, approximately 87% of the outstanding shares of Class A common stock and Class B common stock. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below.

1.
Election of Two Class I Directors by Holders of Class A Common Stock and Class B Common Stock. The following nominees were re-elected by the holders of our Class A common stock and Class B common stock, voting together as a single class, to serve as our Class I directors to hold office until our 2019 annual meeting of stockholders and until their successors have been duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Steven C. Craddock	41,057,865	3,420,880	11,300,213
Donald E. Schrock	41,052,991	3,425,754	11,300,213

2.
Approval of the Amended and Restated 2010 Equity Incentive Plan. For purposes of this proposal, each outstanding share of Class B common stock was entitled to ten votes and each outstanding share of Class A common stock was entitled to one vote. Our Amended and Restated 2010 Equity Inventive Plan, including approval of the material terms of the Amended and Restated 2010 Equity Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended, was approved by our stockholders based on the following results of voting:

For	Against	Abstain	Broker Non-Votes
69,456,294	34,372,001	34,583	11,300,213

3.
Approval of the Amendment to the 2010 Employee Stock Purchase Plan. For purposes of this proposal, each outstanding share of Class B common stock was entitled to ten votes, and each outstanding share of Class A common stock was entitled to one vote. The amendment to our 2010 Employee Stock Purchase Plan to approve a new ten-year term for the 2010 Employee Stock Purchase Plan was approved by our stockholders based on the following results of voting:

For	Against	Abstain	Broker Non-Votes
75,273,769	28,555,094	34,015	11,300,213

4.
Advisory Vote to Approve Named Executive Officer Compensation. On an advisory basis, the compensation of our named executive officers for the year ended December 31, 2015, as disclosed in our 2016 Proxy, was approved by our stockholders based on the following results of voting:

For	Against	Abstain	Broker Non-Votes
43,751,870	683,290	43,585	11,300,213

5.
Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified based on the following results of voting:

For	Against	Abstain	Broker Non-Votes
55,142,492	605,958	30,508	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	August 15, 2016	MAXLINEAR, INC.

(Registrant)

		By:	/s/ Adam C. Spice
Adam C. Spice
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.6 +	Amended and Restated 2010 Equity Incentive Plan.
10.8 +	2010 Employee Stock Purchase Plan, as amended.
_____________________
+    Indicates a management contract or compensatory plan.